                                                                      Exhibit 99


                              [MAX & ERMA'S LOGO]

                   4849 EVANSWOOD DRIVE, COLUMBUS, OHIO 43229

FOR IMMEDIATE RELEASE
---------------------

Max & Erma's Restaurants, Inc.    For Further Information Contact:
NASDAQ:  MAXE                     William C. Niegsch, Jr.
                                  Exec.Vice President & Chief Financial Officer
                                  (614) 431-5800
September 2, 2004                 www.maxandermas.com

                         MAX & ERMA'S RESTAURANTS, INC.
                          REPORTS THIRD QUARTER RESULTS

THIRD QUARTER HIGHLIGHTS:

o REVENUES RISE TO A THIRD QUARTER RECORD $42.1 MILLION;
o TWO FRANCHISED RESTAURANTS OPEN DURING 3RD QUARTER 2004;
o THREE COMPANY-OWNED RESTAURANTS SCHEDULED TO OPEN DURING 4TH QUARTER 2004;
o FIVE FRANCHISED AND THREE COMPANY-OWNED RESTAURANTS PLANNED FOR 2005.

FINANCIAL SUMMARY (UNAUDITED)
(In thousands, except per share data)

                                                              12 WEEKS ENDED                            40 WEEKS ENDED
                                                 ----------------------------------------- -----------------------------------------
                                                                                 %                                            %
                                                      8/1/04        8/3/03     Change          8/1/04          8/3/03       Change
                                                 -------------- ------------- ------------ -------------- --------------- ----------

                                       Revenues      $42,090       $39,590        6%          $137,394       $127,599          8%

                               Operating Income      $   301       $ 1,079      -72%          $  3,262       $  4,027        -19%

                      Income (Loss)Before Taxes      $  (174)      $   686     -125%          $  1,658       $  2,729        -39%

                              Net Income (Loss)      $   (70)      $   620     -111%          $  1,318       $  2,178        -39%

                           Net Income (Loss)per
                           Diluted Common Share      $ (0.03)      $  0.24     -113%          $   0.51       $   0.82        -38%

                     Diluted Shares Outstanding        2,458         2,629       -2%             2,587          2,652          2%

COLUMBUS, OHIO, SEPTEMBER 2, 2004 - MAX & ERMA'S RESTAURANTS, INC. (Nasdaq/NMS:
MAXE) today reported third quarter 2004 financial results.

Revenues for the third quarter of 2004 rose 6% to a third quarter record $42.1 million from $39.6 million for the third quarter of 2003. Net income and net income per diluted share fell from $620,000 or $0.24 per diluted share for the third quarter of 2003 to a net loss of $70,000 or $(0.03) per diluted share for the third quarter of 2004.

Year-to-date revenues increased 8% to $137.4 million for 2004 from $127.6 million for 2003. Year-to-date net income and net income per share declined 39% and 38%, respectively to $1,318,000 or $0.51 per diluted share for 2004 from $2,178,000 or $0.82 per diluted share for 2003.

Todd Barnum, Chairman and Chief Executive Officer of Max & Erma's, said this year's revenue growth is due to the opening of six restaurants during 2003, two restaurants opened thus far in 2004 and the opening of five franchised restaurants during the last 12 months, which have contributed to a 35% growth in franchise fees and royalties year-to-date. Mr. Barnum went on to say that same-store sales were flat year-to-date, but off 1.25% during the third quarter of 2004. Mr. Barnum attributed the sluggish sales to concerns over the economy, higher gas prices and unusual competitive situations affecting several of the company's restaurants.

Mr. Barnum said that in addition to soft sales, record high commodity prices put pressure on margins during the quarter. He noted that higher ground beef, chicken and cheese prices increased food cost by over three and a half percentage points or $1.25 million for the quarter. He went on to say that we are attacking this problem in several different ways. Specs and portions are being reviewed along with all purchasing procedures and contracts. He said that at the end of the quarter the company contracted for chicken at a $1.5 million annual savings.

Mr. Barnum said that the reduced profitability will lead to a slower growth rate until margins improve. Three restaurants will open in the fourth quarter of 2004 and a total of three are planned for 2005. He added that the company also expects franchisees will open five restaurants in 2005.

As of August 1, 2004 Max & Erma's owns and operates 75 casual dining full-service restaurants in Akron, Columbus, Cleveland, Cincinnati, Dayton, Niles and Toledo, Ohio; Indianapolis, Indiana; Detroit, Ann Arbor, Grand Rapids and Lansing, Michigan; Pittsburgh and Erie, Pennsylvania; Lexington and Louisville, Kentucky; Chicago, Illinois; Charlotte, North Carolina; Atlanta, Georgia, Virginia Beach and Norfolk, Virginia. The Company also currently franchises twenty restaurants in Cleveland, Columbus, Cincinnati, Wilmington, Chillicothe, Dayton, Sandusky and Wilmington, Ohio and on the Ohio Turnpike; St. Louis, Missouri; Green Bay, Wisconsin; Philadelphia, Pennsylvania; and Edinburgh, Evansville and Seymour, Indiana. The Company's common shares are traded on the NASDAQ National Market System under the symbol MAXE.

--------------------------------------------------------------------------------
This release includes "forward-looking" information statements, as defined in the Private Securities Litigation Reform Act of 1995, including the statements relating to future restaurant openings. Actual performance may differ materially from that projected in such statements. Major factors potentially affecting performance include a significant change in the performance of any existing units, the ability to obtain locations for, and complete construction of, additional restaurants at acceptable costs and the ability to obtain the services of qualified personnel at acceptable wages. The Cautionary statements regularly filed by the Company in its most recent annual report to the Securities and Exchange Commission on Form 10-K and its Quarterly Reports to the SEC on Forms 10-Q are incorporated herein by reference. Investors are specifically referred to such Cautionary statements for a discussion of factors which could affect the Company's operations and forward-looking statements made in this communication.
--------------------------------------------------------------------------------

                         - FINANCIAL HIGHLIGHTS FOLLOW -

                         MAX & ERMA'S RESTAURANTS, INC.
             CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

                                                Twelve Weeks Ended                        Forty Weeks Ended
                                         ---------------------------------        --------------------------------

                                           August 1,            August 3,           August 1,           August 3,
                                             2004                 2003                2004                2003
                                         ------------         ------------        ------------        ------------

REVENUES:                                $ 42,090,386         $ 39,589,993        $137,394,100        $127,599,012

COSTS AND EXPENSES:
Costs of Goods Sold                        11,210,700            9,833,941          35,282,125          31,413,934
Payroll and Benefits                       13,813,500           12,994,300          44,650,628          41,758,349
Other Operating Expenses                   13,426,463           12,240,073          43,229,881          39,727,347
Pre-Opening Expenses                          162,976              275,496             412,010             642,994
Loss on Disposition of Assets                                      158,239                                 158,239
Administrative Expenses                     3,176,174            3,009,247          10,557,008           9,871,428
                                         ------------         ------------        ------------        ------------
Total Operating Expenses                   41,789,813           38,511,296         134,131,652         123,572,291
                                         ------------         ------------        ------------        ------------
Operating Income                              300,573            1,078,697           3,262,448           4,026,721
Interest Expense                              473,766              373,606           1,585,440           1,259,704
Minority Interest in Income
  of Affiliated Partnerships                                        19,251              19,252              38,502
                                         ------------         ------------        ------------        ------------

INCOME (LOSS) BEFORE INCOME TAXES            (173,913)             685,840           1,657,756           2,728,515
INCOME TAXES (TAX CREDIT)                    (103,000)              66,000             340,000             551,000
                                         ------------         ------------        ------------        ------------
NET INCOME(LOSS)                         $    (70,193)        $    619,840        $  1,317,756        $  2,177,515
                                         ============         ============        ============        ============



NET INCOME (LOSS) PER SHARE:
    Basic                                $      (0.03)        $       0.25        $       0.54        $       0.89
                                         ============         ============        ============        ============
    Diluted                              $      (0.03)        $       0.24        $       0.51        $       0.82
                                         ============         ============        ============        ============


SHARES OUTSTANDING:
   Basic                                    2,458,631            2,474,839           2,455,575           2,437,502
                                         ============         ============        ============        ============
   Diluted                                  2,573,051            2,628,741           2,586,922           2,652,408
                                         ============         ============        ============        ============

                         MAX & ERMA'S RESTAURANTS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                     ASSETS                        August 1,
                                     ------                           2004              October 26,
                                                                  (UNAUDITED)              2003
                                                                  ------------         ------------
Current Assets:
Cash                                                              $  3,003,637         $  2,616,324
Inventories                                                          1,280,021            1,161,927
Other Current Assets                                                 2,534,016            2,215,619
                                                                  ------------         ------------
Total Current Assets                                                 6,817,674            5,993,870

Property - At Cost                                                  95,932,442           82,885,574
Less Accumulated Depreciation and Amortization                      41,287,371           35,848,525
                                                                  ------------         ------------
Property - Net                                                      54,645,071           47,037,049

Other Assets                                                         9,021,231            8,711,176
                                                                  ------------         ------------
Total                                                             $ 70,483,976         $ 61,742,095
                                                                  ============         ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

Current Liabilities:
Current Maturities of Long-Term Obligations                       $  4,057,040         $  2,664,166
Accounts Payable                                                     6,274,408            4,140,765
Accrued Payroll and Related Taxes                                    3,108,127            2,966,718
Accrued Liabilities                                                  4,662,008            3,944,917
                                                                  ------------         ------------
Total Current Liabilities                                           18,101,583           13,716,566

Long-Term Obligations - Less Current Maturities                     38,314,930           35,836,887

Stockholders' Equity:
Preferred Stock - $.10 Par Value;
   Authorized 500,000 Shares - none outstanding
Common Stock - $.10 Par Value;
   Authorized 5,000,000 Shares,
   Issued and Outstanding 2,459,796 Shares
   at 08/01/04 and 2,449,601 Shares at 10/26/03                        245,979              244,960
Additional Paid-In Capital                                             180,407
Accumulated Other Comprehensive Loss                                  (268,739)            (648,373)
Retained Earnings                                                   13,909,816           12,592,055
                                                                  ------------         ------------
Total Stockholders' Equity                                          14,067,463           12,188,642
                                                                  ------------         ------------
Total                                                             $ 70,483,976         $ 61,742,095
                                                                  ============         ============